SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-28887



                        Date of Report: February 2, 2006





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             22-3328734
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 (State of other jurisdiction of                                 (IRS Employer
incorporation or organization                                Identification No.)


111 Howard Boulevard, Suite 108, Mt. Arlington New Jersey                07856
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(Address of principal executive offices)                              (Zip Code)


                                 (973) 398-8183
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               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION

On February 2, 2006, GreenShift entered into a Securities Purchase Agreement with Cornell Capital Partners, LP, which provided for the purchase by Cornell of a Convertible Debenture in the amount of $3,849,631.

GreenShift's and Cornell's obligations under the relevant agreements will not become effective until GreenShift receives the approval of the voting majority of its shareholders and the remaining shareholders of the Company have been provided with written notice of that approval.

The conversion price of the Debenture shall be equal to the lesser of the average closing market price for GreenShift common stock for the five trading days preceding the date of said written notice or the average of the three lowest closing market prices of the Company's Common Stock for the thirty days preceding conversion. Cornell will be entitled to convert the Debenture on the basis of the conversion price into GreenShift common stock, provided that Cornell cannot convert into shares that would cause Cornell to own more than 4.9% of GreenShift's outstanding common stock.

Once effective, the Debenture will bear interest at 5% per annum and the principal amount will be payable on the second anniversary of the effective date of the Debenture. GreenShift's obligations under the Debenture are secured by a pledge of all of its assets, subject to Cornell's agreement to subordinate its security interest to any line of credit that GreenShift obtains from a bank or other financial institution. GreenShift may prepay the Debenture at any time without penalty.

GreenShift will pay a commitment fee of $384,963 and a $15,000 structuring fee to Yorkville Advisors Management, LLC. Accordingly, GreenShift will receive net proceeds of $3,449,668 upon issuance of the Debenture. GreenShift will also issue to Cornell a five year Warrant to purchase 11,550,000 common shares at a price equal to the conversion price of the Debenture.

Simultaneous with the sale of the Debenture to Cornell, GreenShift will assume certain debentures issued in 2005 by INSEQ Corporation, a GreenShift portfolio company, to Highgate House Funds, Ltd., totaling $1,150,369. GreenShift will also issue to Highgate House Funds, Ltd. a warrant to purchase 3,450,000 shares on terms identical to the terms of the Warrant issued to Cornell.

Additionally, on February 1, 2006, GreenShift entered into a Subscription Agreement with Highgate House Funds, Ltd., pursuant to which Highgate purchased 3,203,447 shares of GreenShift common stock for $0.084 per share, which amount was equal to the average of the three lowest closing market prices of the Company's Common Stock for the thirty days preceding conversion.

Item 9.01    Financial Statements and Exhibits

Exhibits:

10-a Securities  Purchase  Agreement  dated  February  2, 2006 among  GreenShift
     Corporation, Cornell Capital Partners LP and Highgate House Funds, Ltd.

10-b Form of Convertible Debenture due February 2008

10-c Second Amended and Restated Security Agreement dated February 2, 2006 between GreenShift Corporation and Cornell Capital Partners, LP.

10-d Second Amended and Restated Stock Pledge Agreement dated February 2, 2006 among GreenShift Corporation, Cornell Capital Partners, LP, Highgate House Funds, Ltd. and David Gonzalez, Esq.

10-e Form of Warrant to Purchase  Common  Stock to be issued to Cornell  Capital
     Partners and Highgate House Funds, Ltd.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GREENSHIFT CORPORATION



               /S/      Kevin Kreisler
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By:                     KEVIN KREISLER
                        Chief Executive Officer
Date:                   February 2, 2006